Exhibit 23.5

Consent of Qualified Person

Consent to Use of Technical Report Summary under Regulation S-K Subpart 1300 Regarding Form S-4 filed by Odyssey Marine Exploration, Inc. (the “Company”)

RSC Consulting Ltd (“RSC”), in connection with the Company’s Amendment No. 3 to Registration Statement on Form S-4 to be filed on or about September 14, 2026 (together with any amendments thereof, the “Form S-4”) consents to:

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the filing by the Company and use of the technical report titled “Initial Assessment and Technical Report Summary for the EL1 Cook Islands Polymetallic Nodule Deposit, South Pacific Ocean,” with an effective date of December 31, 2025, as issued on February 9, 2026, and revised on September 3, 2026 (the “Technical Report Summary”), that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U .S. Securities and Exchange Commission, as an exhibit to and referenced in the Company’s Form S-4.

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the use of and references to, any extracts from or a summary of the information from the Technical Report Summary in the Form S-4 and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summary, or portions thereof, that was prepared by RSC, that RSC supervised the preparation of, and/or that was reviewed and approved by RSC, that is included or incorporated by reference in the Form S-4.

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the use of RSC, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), and technical opinions in connection with the Technical Report Summary and the Form S-4.

RSC is responsible for the preparation of, and this consent pertains to, sections 1, 2.1–2.3, 8.5–8.6, 9.2– 9.3, 11–19 and 21–25 of the Technical Report Summary. RSC certifies that it has read the Form S-4 and that it fairly and accurately represents the information in the Technical Report Summary for which it is responsible.

Dated this 14 September 2026.

RSC Consulting Ltd.

/s/ René Sterk

René Sterk, Managing Director